Exhibit 32.1*
CERTIFICATION PURSUANT TO
18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned officer of Cognex Corporation (the “Company”) hereby certifies that the Company’s quarterly report on Form 10-Q for the quarterly period ended July 2, 2006 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: August 11, 2006

/s/ Robert J. Shillman
Robert J. Shillman
Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)

*	This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.